EXHIBIT 99.1

INTL FCStone Inc. Reports Fiscal 2014 First Quarter Financial Results
Adjusted Operating Revenues of $111.3 million

New York, NY – February 10, 2014 – INTL FCStone Inc. (the ‘Company’; NASDAQ: INTL) today announced its financial results for the fiscal year 2014 first quarter ended December 31, 2013. Certain financial metrics discussed in this press release are non-GAAP, reflecting marked-to-market differences in the Company’s Commodity & Risk Management Services and Other segments. A reconciliation of those metrics to GAAP equivalents is provided in the table below, and further discussion of the use of non-GAAP metrics will be provided in the Company’s Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”).
Sean M. O’Connor, CEO of INTL FCStone Inc., stated “For the quarter we realized net adjusted earnings of $1.2 million.  Excluding the non-recurring $9.2 million gain on exchange share sales last year, the current quarter reflects slightly improved adjusted operating revenues and profitability.  We saw strong revenue growth in our securities segment (up 36%) and our foreign exchange and global payments segment (up 13%), while our clearing and execution segment was up 6%.  Our global payments and LME metals businesses achieved record revenues during the quarter.  Towards the end of the quarter we saw an improvement in trading conditions with increased volatility and indications that the cyclical downturn in the grains market may be coming to an end.”

INTL FCStone Inc. Summary Financials
Consolidated financial statements for the Company will be included in the Company’s quarterly report on Form 10-Q to be filed with the SEC. The Form 10-Q will also be made available on the Company’s website at www.intlfcstone.com.

	Three Months Ended December 31,
(Unaudited) (in millions, except share and per share amounts)	2013	2012	% Change
Operating revenues (a)	$113.4	$125.7	(10)%
Transaction-based clearing expenses	25.2	24.6	2%
Introducing broker commissions	11.6	8.4	38%
Interest expense	2.7	3.5	(23)%
Net operating revenues (a)	73.9	89.2	(17)%
Compensation and other expenses:
Compensation and benefits	46.4	46.7	(1)%
Communication and data services	6.3	5.3	19%
Occupancy and equipment rental	3.0	2.9	3%
Professional fees	4.4	3.7	19%
Travel and business development	2.8	3.0	(7)%
Depreciation and amortization	1.9	1.8	6%
Bad debts and impairments	0.4	0.4	—%
Other	4.7	6.6	(29)%
Total compensation and other expenses	69.9	70.4	(1)%
Income from operations, before tax (a)	4.0	18.8	(79)%
Income tax expense	1.5	5.5	(73)%
Net income (b)	$2.5	$13.3	(81)%

Basic net income per common share	$0.13	$0.70	(81)%
Diluted net income per common share	$0.12	$0.68	(82)%

Basic weighted-average number of common shares outstanding	18,657,678	18,266,338	2%
Diluted weighted-average number of common shares outstanding	19,358,442	18,778,675	3%

(a)
For the three months ended December 31, 2012, operating revenues, net operating revenues, and income from operations, before tax include realized gains of $9.2 million, on the Company's sale of shares in The London Metals Exchange and Kansas City Board of Trade.

(b)	For the three months ended December 31, 2012, net income includes after-tax gains of $6.9 million, on the Company's sale of shares in The London Metals Exchange and Kansas City Board of Trade.

Adjusted Non-GAAP Financial Information (Unaudited)

	Three Months Ended December 31,
(In millions)	2013	2012	% Change
Segment operating revenues (non-GAAP) reconciliation:
Operating revenues, as reported (GAAP) (d)	$113.4	$125.7	(10)%
Marked-to-market adjustment	(2.1)	(9.2)	(a)
Adjusted operating revenues (non-GAAP) (b) (d)	$111.3	$116.5	(4)%

Represented by:
Commodity and Risk Management Services	$47.6	$51.4	(7)%
Foreign Exchange	18.3	16.2	13%
Securities	17.6	12.9	36%
Clearing and Execution Services	23.8	22.4	6%
Other	4.4	4.9	(10)%
Corporate unallocated (d)	(0.4)	8.7	(a)
Adjusted operating revenues (non-GAAP) (b)	$111.3	$116.5	(4)%

Net income (non-GAAP) reconciliation:
Net income, as reported (GAAP) (e)	$2.5	$13.3	(81)%
Marked-to-market adjustment (non-GAAP)	(2.1)	(9.2)	(a)
Tax effect on marked-to-market adjustment at blended rate of 37.5% (non-GAAP)	0.8	3.4	(a)
Adjusted net income (non-GAAP) (c) (e)	$1.2	$7.5	(84)%

(a)	Comparison not meaningful.

(b)
Adjusted operating revenue is a non-GAAP measure that represents operating revenues adjusted by marked-to-market differences in our Commodity and Risk Management Services and Other segments, as shown in the table. The table above reflects all reconciling items between the GAAP operating revenues and non-GAAP adjusted operating revenues. For a full discussion of management’s reasons for disclosing these adjustments, see ‘Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations’ in the Form 10-K for the fiscal year ended September 30, 2013.

(c)
Adjusted net income is a non-GAAP measure that represents net income adjusted by the after-tax marked-to-market differences in the Company’s Commodity and Risk Management Services and Other segments. The table above reflects all reconciling items between GAAP net income and non-GAAP adjusted net income.

(d)
For the three months ended December 31, 2012, operating and adjusted operating revenues include realized gains of $9.2 million, on the Company's sale of shares in The London Metals Exchange and Kansas City Board of Trade reflected in the Corporate unallocated segment.

(e)
For the three months ended December 31, 2012, net income and adjusted net income include after-tax gains of $6.9 million, on the Company's sale of shares in The London Metals Exchange and Kansas City Board of Trade reflected in the Corporate unallocated segment.

Conference Call & Web Cast
A conference call will be held tomorrow, Tuesday, February 11, 2014 at 9:00 a.m. ET. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at http://www.intlfcstone.com. Participants can also access the call by dialing 1-800-946-0782 (within the United States), or 1-719-457-2506 (international callers) approximately ten minutes prior to the start time.
A replay of the call will be available at http://www.intlfcstone.com approximately two hours after the call has ended and will be available through February 18, 2014. To access the replay, dial 1-888-203-1112 (within the United States), or 1-719-457-0820 (international callers) and enter the replay passcode 983 7205.
About INTL FCStone Inc.
INTL FCStone Inc. (INTL) provides execution and advisory services in commodities, currencies and international securities. INTL’s businesses, which include the commodities advisory and transaction execution firm FCStone Group, serve more than 20,000 accounts, representing approximately 11,000 consolidated customers in more than 100 countries through a network of offices in eleven countries around the world.
Further information on INTL is available at www.intlfcstone.com.
Forward Looking Statements
This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to INTL FCStone Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by INTL FCStone Inc. with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. INTL FCStone Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.
INTL FCStone Inc.
Investor inquiries:
Bill Dunaway, CFO
1-866-522-7188
bill.dunaway@intlfcstone.com